                                                                    EXHIBIT 10.1

                                                        September 8, 1999

WellPoint Pharmacy Management
4553 La Tienda Drive
Thousand Oaks, CA 91362

Attention:  Michael Nameth,
            General Manager

Re:   Binding Letter of Intent for Pilot and Production Programs

Ladies and Gentlemen:

     This letter summarized the proposed terms for the implementation of a pilot program (the "Pilot  Program") by  Professional  Claims  Services,  Inc.,  doing business as WellPoint Pharmacy Management  ("WPM"),  for the introduction of the pharmacy management component (the "RX Software") of Cymedix.com,  a proprietary
software  product  (the  "Software")   developed  by  Cymedix  Lynx  Corporation
("Cymedix"), and the integration of the RX Software with the data systems of WPM and providers identified by WPM ("Pilot Providers"). This letter also summarizes the general terms of the production  programs (the  "Production  Programs") that
WPM will assist Cymedix in implementing with WellPoint (Blue Cross of California and Unicare) and other health plans (collectively, the "Health Plans"), with the intent to expand the product and product applications among other physicians and industry service providers under contract with the Health Plans.

     Objective  of the  Pilot  Program.  The Pilot  Program  will  establish  an electronic communication link between WPM and the Pilot Providers,  enabling WPM to evaluate  the  viability  of the link and the value of the RX Software to the
Health Plans and determine whether to seek further participation by Health Plans in the introduction of the Software pursuant to the Production Programs.

     Objective  of  the  Production  Programs.   Each  Production  Program  will
establish an electronic communication link for use of the Software by the Health
Plan,  WPM and the providers  under  contract with the Health Plan  ("Production
Providers").

     Overview of  Cymedix.com.  As discussed  with  representatives  of WPM, the
Software  employs  Internet  technology  to  enable  industry   participants  to
effectively communicate vital medical,  financial and administrative information over the Internet on a secure basis.  The Software is designed to allow users to expedite standard administrative transactions, simplify communications,  improve patient care and reduce the cost of that care. Because of the Software's modular architecture,  health plan insurers sponsoring the implementation of Cymedix.com with their participating  physicians and industry service providers can elect to introduce specific  functionality modules of the Software ("Modules") in phases.
Cymedix  represents  and warrants that the Software,  as installed for the Pilot
Program and, if implemented,  the Production Providers,  will meet or exceed the requirements for encryption of authentications  and identifications as set forth in the HCFA Internet Security Policy issued on November 24, 1998.

     Pilot  Procedures.  During  the  period  of up to 30  days  following  your acceptance of this  proposal,  representatives  of Cymedix and WPM will exchange relevant  information  and confer on a regular basis to develop more  definitive terms  and  conditions  for the  Pilot  Program  , with a view to  completing  a detailed  document  describing the Pilot Program (the "Pilot  Agreement") by the end of the period and commencing installation procedures immediately thereafter.
The Pilot  Agreement  will set forth  objective  criteria  for  determining  the success of the Pilot Program (the "Pilot Criteria").

     Pilot  Objectives  and  Issues.  In  developing  the Pilot  Agreement,  the objective of the parties will be to identify the intended  scope and  parameters of the Pilot Program and resolve the following issues:

     o    Applications -  Identification  of specific  applications to be tested during the Pilot Program

     o    Pilot  Participants - Confirmation  and consent of the Pilot Providers and identification of responsible personnel in each organization

     o    System Analysis - Completion of technical analysis (hardware, software and platforms) for WPM and each Pilot Provider

     o    Tasks - Identification of specific tasks necessary for  implementation and  management  of the Pilot  Program  and  assignment  of  personnel responsible  for each  task,  including  WellPoint's  best  efforts to complete the information system issues outlined in Schedule A

     o    Systems  Modifications  -  Identification  of any additional  hardware requirements, technical development or software programming needed for completion of tasks

     o    Scheduling - Specification  of time frames  anticipated for completion of each task

     Summary of the Pilot Program. At the commencement of the Pilot Program, the
RX  Software  will be  installed  by  Cymedix  on site at the  Pilot  Providers.
Arrangements  for  installation  and utilization of the RX Software at the Pilot
Providers  will be made by WPM,  which  will use its best  efforts to obtain the cooperation of the appropriated personnel at tall Pilot Provider  organizations.
Cymedix will make its technical  personnel available to assist in installing and testing of the RX  Software,  which will  initially  be limited to the  pharmacy management applications to be specified in the Pilot Agreement.

     The Pilot  Program  will be conducted  for a period  specified in the Pilot
Agreement,  not to exceed five months (the "Pilot  Period").  At any time during the Pilot  Period,  additional  Modules  may be added if agreed  upon by WPM and
Cymedix.  At the end of the Pilot Period,  if the Pilot  Criteria are satisfied,
WPM will assist Cymedix in securing definitive  agreements with Health Plans for the implementation of Production Programs (the "Production Program Agreements").
It is anticipated that the Production  Program Agreements will provide for terms ending no earlier than December 31, 2000,  with  automatic  annual renewal terms subject to  termination  by the Health  Plans only upon 60 days' notice prior to the end of the current term.

     Documentation  for the  Pilot  Program.  It is  anticipated  that the Pilot
Agreement  will  cover the  following  points  in  addition  to those  addressed elsewhere in this letter:

     o    Personnel - Identification of technical and business contact personnel at each organization participating in the Pilot Program

     o    Marketing - Specifications for sharing of sales and marketing expenses and responsibilities

     o    Technical Map - Specification of installation  tasks and requirements, including any requirements by WPM for Software customization

     o    Scheduling - Specification of time frames and target  completion dates for each identified task

     o    Budgeting - Memorialization  of any cost sharing  arrangements for the
          Pilot Program

     o    Transaction  Fees - Specification  of transaction fees to apply during the Pilot Period

     Fees  for  the  Production  Programs.   During  the  continuation  of  each
Production Program, Cymedix intends to invoice the Health Plan for a monthly fee equal to the greater of (a) $100 for each Production  Provider  location covered thereunder or (b) the total of all transactions by those Production Providers at
$.50 per transaction (collectively, the "Production Fee Target").

     Revenue Sharing.  If WPM agrees to utilize Cymedix as it preferred Internet transaction  service provider,  Cymedix will provide WPM with 40% of the revenue received by Cymedix for each completed  Production  Program  transaction  with a
Health Plan  affiliated (by ownership)  with WPM's parent company and 25% of the revenue  for all  Production  Program  transactions  with other  (nonaffiliated)
Health Plans referred by WPM. These sharing  arrangements  will be contingent on achieving the Production Fee Target.  If transaction  fees are negotiated  below the Production Fee Target for any reason,  the foregoing sharing rations will be reduced to 20% for affiliated  Health Plans and 12.5% for  nonaffiliated  Health
Plans.  Cymedix will make these payments  monthly within 15 days after receiving revenues from invoiced transactions.

        WPM Warrants. Upon your acceptance of this proposal, Medix Resources, Inc., the parent company of Cymedix  ("Medix"),  will issue to WPM five-year  warrants
(the  "Warrants") to purchase up to 6,000,000  shares of Medix common stock (the
"Warrant  Shares") a the exercise prices set forth below. The number of warrants available  to  WellPoint  will be  equal  to  19.9%,  on a fully  diluted  basis calculated as of the date of issuance, of the total number of outstanding shares of  Medix  common  stock.  The  warrants  will  contain  customary  antidilution provisions  for  extraordinary  transactions  and  issuance  of stock below fair market  value.  The Warrants  will be  transferable  in whole or in part only to affiliates of WPM and will vest incrementally as follows:

    Number of
 Warrant Shares    Exercise Price                    Vesting Event
---------------    --------------  ------------------------------------------------

    1,000,000          $   .30     Completion  by WPM of tasks set forth on Schedule
                                    A hereto
    1,000,000              .30     Execution  of the  Pilot  Agreement  by  WPM  and
                                    Cymedix
    1,000,000              .30     25,000 total Providers in the Production Programs
    1,000,000              .50     50,000 total Providers in the Production Programs
    1,000,000              .50     75,000 total Providers in the Production Programs
    1,000,000              .50     100,000   total   Providers  in  the   Production
                                    Programs

     Board Seats. Medix will nominate a WellPoint designee for membership on its
Board of Directors.

     Confidentiality.   The  parties  acknowledge  that  their  discussions  and
implementation  of the Pilot  Program may entail the  exchange  of  confidential information, including technical specifications for the Software and information about  business  methods,  operations  and prospects,  costs,  markets,  pricing policies,  technical processes and applications and confidential patient records
("Information").  Each party agrees that,  subject to the  exceptions  set forth below,  for five years after the date hereof,  it will (a) keep all  Information confidential, (b) refrain from disclosing any Information to any person or firm, other  their  respective  employees  and  agents  having  a need to know and (c)
refrain from using any Information,  directly or indirectly, for its own benefit or the benefit of any affiliate.

     For purposes of this undertaking, Information shall not include information that (a) is in the  public  domain  at the time of  disclosure  to a party,  (b)
becomes part of the public domain after  disclosure to a party through no fault, act or failure to act, error or breach of this undertaking by the recipient, (c)
is known to the party at the time of disclosure,  (d) is discovered by the party independently, (e) is required by order, stature or regulation of any government authority to be disclosed  to any court or other body,  provided  that the party shall notify the other party thereof to provide or afford it the  opportunity to obtain a protective order or other relief, or (f) is obtained from a third party who has acquired a legal right to disclose the specific information.

     In  addition   to  any  other   remedies   for  breach  of  the   foregoing
confidentiality  undertakings,  the parties will be entitled to equitable relief in the  event of any  breach  or  threatened  breach  thereof.  In the  event of litigation  relating thereto,  the prevailing party shall be entitled to recover the reasonable legal fees incurred in connection therewith, including any appeal therefrom.

     Publicity.  Neither  party  shall  use the name of the  other  party in any marketing,  advertising or other public announcement about the subject matter of this letter without the other party's written consent.  A party desiring to make a public disclosure shall submit a draft thereof for prior approval by the other party,  which will use its best efforts to provide  comments  thereon  within 48 hours.

     We appreciate  the  opportunity  to work with you on this  project.  Please acknowledge  your  acceptance of this letter of intent on the foregoing terms by countersigning  a copy of this letter in the space  provided and  returning  the countersigned copy to us.

Sincerely yours,

CYMEDIX LYNX CORPORATION                        MEDIX RESOURCES, INC.

By:/s/John P. Yeros                             By:/s/John P. Yeros
John P. Yeros,                                  John P. Yeros,
Chief Executive Officer                         Chief Executive Officer

AGREED TO AND ACCEPTED
This 8th day of September, 1999

PROFESSIONAL CLAIMS SERVICES, INC.

By:/s/Michael Nameth
Michael Nameth
General Manager

                                                                      Schedule A

                   Initial Pilot Tasks for WellPoint Pharmacy Management

     WellPoint  Pharmacy  Management  ("WPM") will be responsible for completing the following tasks as soon as practicable  after acceptance of the accompanying letter  agreement.  Capitalized  terms used in this Schedule A and not otherwise defined  shall have the  respective  meanings  ascribed to them in the letter of intent.

     1.   WPM will provide a secured, non-dial up Internet access to the Cymedix host PC located on site at WPM, within WellPoint security policy.

     2.   WPM will replace  current pilot equipment from Cymedix with equivalent or  better  equipment  to  serve  as the  WPM PC and  Cymedix  host PC dedicated to the Pilot Program.

     3.   WPM and Cymedix will create a task plan (Project  Plan)  outlining the remaining  information systems issues to be resolved for the Pilot and
          Production Programs.  Both parties will work together to resolve those issues to meet the time schedule and responsibilities  outlined in the
          Project Plan.